Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Veronica Rosa
VP Corp. Comm. & Investor Relations
USA Technologies
484-359-2138
vrosa@usatech.com

USA Technologies Reports Results for the First Quarter of Fiscal 2013

Total Revenues Up 25%; Recurring Revenues Up 27%
Gross Profit Up 53%
174,000 Connections to ePort Connect Service, Up 35% (year over year)
3,725 Customers, Up 64% (year over year)

MALVERN, PA. – November 8, 2012 - USA Technologies, Inc. (NASDAQ: USAT), (“USAT”), a leader of wireless, cashless payment and M2M telemetry solutions for self-serve, small-ticket retail industries, today reported results for the first quarter of Fiscal 2013 ended September 30, 2012.  First quarter highlights, compared to the corresponding quarter of the prior fiscal year, included:

•	25% increase in total revenues to $8.4 million;

•	53% increase in gross profit to $3.1 million;

•	27% increase in license and transaction fee revenues (“recurring revenues”) to $6.9 million, representing 82% of total revenues for the quarter;

•	174,000 total connections to its ePort Connect® service, a 35% increase from 129,000 connections as of September 30, 2011, with 10,000 net new connections added in the first quarter of Fiscal 2013;

•	3,725 total customers, a 64% increase from 2,275, with 450 new customers in the first quarter;

•	Adjusted EBITDA of $730,707, up from ($760,088);

•	GAAP net income of $39,140, up from ($78,954); and non-GAAP net loss of ($95,993) from ($1,815,563) in the same quarter a year ago.

“Our first quarter results reflect steady progress toward our Fiscal 2013 goals set out in our year-end conference call in September, particularly our goal for achieving non-GAAP net income in our second fiscal quarter ending December 31, 2012,” said Stephen P. Herbert, Chairman and CEO of USA Technologies.  “In addition, we were extremely pleased to see Adjusted EBITDA of $730,707.  After excluding $328,000 in remaining expenses related to Fiscal 2012’s proxy contest, our Adjusted EBTIDA would have crossed the $1 million mark—a tremendous milestone for USAT and we believe a strong indicator of the value inherent in our ePort Connect service model as we continue to grow our base of recurring revenues.

“Net new connections for the first quarter were generally in line with our expectations, particularly in vending, although kiosk–related connections played a smaller role than anticipated this quarter,” continued Herbert.  “At the same time, while steady progress continued in expanding our ePort Connect network and recurring revenue base, the first quarter was also marked by a number of important advancements with respect to growing the value of every USAT connection longer-term, particularly with respect to our mobile and diversification strategies,” said Herbert.

Strategic highlights during the first quarter included:

•
A special marketing agreement with Isis—a mobile payment and commerce system joint venture between AT&T, T-Mobile and Verizon—that promotes cashless adoption in tandem with Isis mobile wallet acceptance in Isis’ two launch markets of Austin, Texas, and Salt Lake City Utah;

•
Innovative mobile-based loyalty and couponing services demonstrated in the Verizon booth at CTIA MobileCON, including contextual applications (which provide a customized rewards experience based on where the consumer is and what they have purchased in the past), machine coupon redemption, and the ability to push information, advertisements, machine location and product availability to consumers via NFC smart phones;

•
Accelerated work with customers and partners with respect to the introduction of ePort Mobile™-- USAT’s mobile acceptance product-- during the quarter, with additional customer demonstrations scheduled for mid-November at a NAMA trade event in New Orleans; and

•
Introduction of QuickConnect™--an API Web service that streamlines the process by which developers or OEMs can point their devices to our ePort Connect service—to further expand USAT’s pipeline in the kiosk market.

First Quarter Results

Revenues for the first quarter of Fiscal 2013 were $8.4 million, an increase of 25% from the same period a year ago.  Revenue growth was fueled by a 27% growth in license and transaction fees and a 15% increase in equipment sales compared to the first quarter of Fiscal 2012.

Revenue from license and transaction fees, which is driven primarily by monthly ePort Connect service fees, JumpStart fees and transaction processing fees, grew to $6.9 million for the first quarter.  As of September 30, 2012, USAT’s ePort Connect service base totaled 174,000 connections.

Gross profit was $3.1 million in the first quarter compared to $2.0 million for the same period in the prior year, a 53% increase.  Increased revenues and actions taken by management over the course of Fiscal 2012 to strengthen major supplier contracts and streamline network operations contributed to the increase.  Gross margin was 37.5% for the first quarter compared to 30.6% for the same period a year ago, as stronger gross margins on revenues from license and transaction fees, now 82% of total revenues, contributed to a larger share of the overall mix.

Operating expenses of $3.6 million declined by $0.3 million in the first quarter of Fiscal 2013 compared to the first quarter of Fiscal 2012.  As a result, operating margins improved to (4.9%) from (27.2%) a year ago and on a non-GAAP basis, which excludes $328,000 in proxy expenses in the Fiscal 2013 first quarter, non-GAAP operating margins improved to (1.0%) compared to a non-GAAP operating margin of (27.2%) for the same period a year ago—all while supporting double-digit top line growth.

GAAP net income for the first quarter of Fiscal 2013 was $39,140. On a non-GAAP basis, which also excludes fair value of warrant liability adjustments for both years in order to track the operational progress of the business, non-GAAP net loss narrowed to ($95,993) from a non-GAAP net loss of ($1.8) million for the first quarter of Fiscal 2012.  Continued, strong revenue growth and actions to enhance gross margins and lower operating expenses led to this $1.9 million improvement (see non-GAAP Reconciliation table).

After preferred dividends, net loss per common share was ($.01) for the first quarter of Fiscal 2013 compared to ($.01) for the same period in Fiscal 2012. On a non-GAAP basis, net loss per common share was ($.01) for the first quarter of Fiscal 2013 compared to ($.07) for the same period in Fiscal 2012.

Outlook

“Strategies that have delivered double-digit increases in our ePort Connect service and customer base for the prior corresponding quarter are building a reliable and high margin revenue stream that is generating cash and taking us ever closer towards profitability,” continued Herbert.  “We are diligently working towards non-GAAP net income in our second fiscal quarter, and outside of any unusual or unanticipated non-operational expenses, expect to achieve that goal (see Discussion of Non-GAAP Financial Measures).

“In addition, we remain on track to meet other Fiscal 2013 targets established for the year,” said Herbert.  “We continue to work toward 60,000 new connections for the year, and for 224,000 in total connections to our ePort Connect service by the end of our June 30, 2013 fiscal year.  We also remain committed to achieving over 30% revenue growth for the year, as well as cash generated from operations in the $4-$5 million range.

“Perhaps more importantly, we believe these Fiscal 2013 targets highlight the sustainable improvements in the business we were seeking in our turnaround plan articulated to shareholders less than a year ago,” said Herbert.  “They also highlight how every new connection to our ePort Connect cashless and M2M telemetry service can further enhance shareholder value through the continued cash generation characteristic of a service business.  With cashless adoption in the unattended retail market at the early stages of adoption, we remain very optimistic about the future,” concluded Herbert.

Webcast and Conference Call

USA Technologies will conduct a conference call and webcast at 10:00 a.m. Eastern Time on November 8, 2012.  USA Technologies invites all interested parties to listen to the live webcast of the conference call, accessible on the Investor Relations section of USA Technologies’ website.  The webcast will be archived on the website within two hours of the live call.  It will remain available for approximately 90 days.  Interested parties unable to access the webcast may also participate by calling (866) 393-1608 or, if an international caller, (224) 357-2194.  A replay of the call, available until midnight on November 10, 2012, can be accessed by calling (855) 859-2056; Conference ID# 58774466, (toll free).

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, achieving profitability or non-GAAP net income or positive adjusted EBITDA, anticipated connections to our network, business strategy and the plans and objectives of USAT’s management for future operations, are forward-looking statements.  When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of USAT’s management, as well as assumptions made by and information currently available to USAT’s management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of USAT to generate sufficient sales to generate operating profits, or conduct operations at a profit; the incurrence by us of any unanticipated or unusual non-operational expenses, such as in connection with a proxy contest, which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; whether USAT’s customers would continue to add additional connections to our network in the future at levels currently anticipated by USAT; the ability of USAT to compete with its competitors to obtain market share; whether USAT’s customers continue to utilize USAT’s transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days’ notice; the ability of USAT to obtain widespread commercial acceptance of it products; the ability of USAT to raise funds in the future through the sales of securities in order to sustain its operations if an unexpected or unusual non-operational event would occur;  whether the actions of our former CEO which resulted in his separation from the Company or the Securities and Exchange Commission’s  investigation would have a material adverse effect on the future financial results or condition of the Company; and whether USAT’s existing or anticipated customers purchase, rent or utilize ePort devices in the future at levels currently anticipated by USAT.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

USA Technologies, Inc.
Consolidated Statement of Operations

	Three months ended
	September 30,
	2012	2011
	(unaudited)	(unaudited)
Revenues:
License and transaction fees	$6,906,356	$5,419,663
Equipment sales	1,483,921	1,286,085
Total revenues	8,390,277	6,705,748

Cost of services	4,192,360	3,761,577
Cost of equipment	1,053,636	895,135
Gross profit	3,144,281	2,049,036

Operating expenses:
Selling, general and administrative	3,215,125	3,468,070
Depreciation and amortization	343,388	403,232
Total operating expenses	3,558,513	3,871,302
Operating loss	(414,232)	(1,822,266)

Other income (expense):
Interest income	20,166	17,867
Interest expense	(23,006)	(11,164)
Change in fair value of warrant liabilities	463,133	1,736,609
Total other income (expense), net	460,293	1,743,312

Income (loss) before provision for income taxes	46,061	(78,954)
Provision for income taxes	(6,921)	-

Net income (loss)	39,140	(78,954)
Cumulative preferred dividends	(332,226)	(332,226)
Loss applicable to common shares	$(293,086)	$(411,180)
Loss per common share (basic and diluted)	$(0.01)	$(0.01)
Weighted average number of common shares outstanding (basic and diluted)	32,518,230	32,288,638

USA Technologies, Inc.
Consolidated Balance Sheets

	September 30,	June 30,
	2012	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,203,703	$6,426,645
Accounts receivable, less allowance for uncollectible accounts of $19,000 and $25,000, respectively	2,366,750	2,441,941
Finance receivables	139,039	206,649
Inventory	1,185,917	2,511,748
Prepaid expenses and other current assets	603,893	555,823
Total current assets	10,499,302	12,142,806

Finance receivables, less current portion	$372,977	$336,198
Property and equipment, net	13,037,458	11,800,108
Intangibles, net	1,010,853	1,196,453
Goodwill	7,663,208	7,663,208
Other assets	81,247	80,884
Total assets	$32,665,045	$33,219,657

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$6,020,991	$6,136,443
Accrued expenses	1,933,093	3,342,456
Line of credit	1,337,779	-
Current obligations under long-term debt	483,934	466,056
Total current liabilities	9,775,797	9,944,955

Long-term liabilities:
Long-term debt, less current portion	210,642	262,274
Accrued expenses, less current portion	384,158	426,241
Deferred tax liabilities	19,520	12,599
Warrant liabilities, non-current	455,433	918,566
Total long-term liabilities	1,069,753	1,619,680

Total liabilities	10,845,550	11,564,635

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value:
Authorized shares- 1,800,000 Series A convertible preferred- Authorized shares- 900,000 Issued and outstanding shares- 442,968 (liquidation preference of $15,693,778 and $15,361,552, respectively)	3,138,056	3,138,056
Common stock, no par value: Authorized shares- 640,000,000 Issued and outstanding shares- 32,741,732 and 32,510,069, respectively	220,638,660	220,513,327
Accumulated deficit	(201,957,221)	(201,996,361)

Total shareholders’ equity	21,819,495	21,655,022

Total liabilities and shareholders’ equity	$32,665,045	$33,219,657

USA Technologies, Inc.
Consolidated Statements of Cash Flows

	Three months ended
	September 30,
	2012	2011
OPERATING ACTIVITIES:	(unaudited)	(unaudited)
Net income (loss)	$39,140	$(78,954)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Charges incurred in connection with the vesting and issuance of common stock for employee and director compensation	125,333	240,453
Charges reduced for change in fair value of warrants	(463,133)	(1,736,609)
Depreciation, $676,218 and $418,493, respectively,of which is allocated to cost of services	834,006	563,125
Amortization	185,600	258,600
Bad debt recoveries, net	(6,129)	(22,056)
Provision for deferred tax liability	6,921	-
Changes in operating assets and liabilities:
Accounts receivable	81,320	187,501
Finance receivables	30,831	(43,791)
Inventory	1,331,390	160,798
Prepaid expenses and other assets	79,629	48,339
Accounts payable	(115,452)	(656,552)
Accrued expenses	(1,451,446)	582,357
Net cash provided by (used in) operating activities	678,010	(496,789)

INVESTING ACTIVITIES:
Purchase of property and equipment	(1,525)	(60,348)
Purchase of property for rental program, net	(2,075,390)	(1,234,608)
Net cash used in investing activities	(2,076,915)	(1,294,956)

FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	$-	$10,010
Proceeds from line of credit	1,337,779	-
Repayment of long-term debt	(161,816)	(109,839)

Net cash provided by (used in) financing activities	1,175,963	(99,829)

Net decrease in cash and cash equivalents	(222,942)	(1,891,574)
Cash and cash equivalents at beginning of year	6,426,645	12,991,511
Cash and cash equivalents at end of period	$6,203,703	$11,099,937

Supplemental disclosures of cash flow information:
Cash paid for interest	$26,150	$11,708
Equipment and software acquired under capital lease	$-	$495,955
Prepaid insurance financed with debt	$128,062	$90,372
Disposal of property and equipment	$-	$20,407
Reclass of rental program property to inventory	$5,559	$-

USA Technologies, Inc.
Non-GAAP Schedules

Discussion of Non-GAAP Financial Measures

This press release includes the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission: adjusted EBITDA, non-GAAP net income (loss) , non-GAAP operating margin, and non-GAAP net loss per common share. The presentation of these additional financial measures are not intended to be considered in isolation from, or superior to, or as a substitute for the financial measures prepared and presented in accordance with GAAP (Generally Accepted Accounting Principles), including the net income or net loss of USAT or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT’s net income or net loss as determined in accordance with GAAP.  These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income (loss) represents GAAP net income (loss) excluding costs relating to the proxy contest, the costs associated with the separation of the former CEO, any adjustment for fair value of warrant liabilities, and any charges for impairment of intangible assets. As used herein, non-GAAP net loss per common share is calculated by dividing non-GAAP net loss applicable to common shares by the number of weighted average shares outstanding (basic and diluted).

Management believes that non-GAAP net income (loss) and non-GAAP net loss per common share are important measures of USAT’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current and future financial performance.

As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense and impairment expense on intangible assets. We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash charge that is not related to USAT’s operations.  We have excluded the non-cash expenses, stock-based compensation and impairment expense, as they do not reflect the cash-based operations of USAT.  Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

As used herein, operating margin represents operating income or loss divided by revenues and non-GAAP operating margin represents operating income or loss excluding any expenses related to the proxy contest divided by revenues.

Non GAAP Reconciliation
Reconciliation of Net Loss to Non-GAAP Net Loss and Loss Per Common Share to Non-GAAP Loss Per Common Share

	Three Months Ended
	9/30/2012	9/30/2011
Net income (loss)	$39,140	$(78,954)
Non-GAAP adjustments:
Operating expenses
Selling, general and administrative
Proxy related costs	328,000
Fair value of warrant adjustment	(463,133)	(1,736,609)
Non-GAAP net loss	$(95,993)	$(1,815,563)

Net income (loss)	$39,140	$(78,954)
Non-GAAP net loss	$(95,993)	$(1,815,563)

Cumulative preferred dividends	(332,226)	(332,226)
Loss applicable to common shares	$(293,086)	$(411,180)
Non-GAAP loss applicable to common shares	$(428,219)	$(2,147,789)
Weighted average number of common shares outstanding (basic and diluted)	32,518,230	32,288,638
Loss per common share	$(0.01)	$(0.01)
Non-GAAP loss per common share	$(0.01)	$(0.07)

Non GAAP Reconciliation
Reconciliation of Operating Margin to Non-GAAP Operating Margin

	Three Months Ended
	9/30/2012	9/30/2011
Operating Loss	$(414,232)	$(1,822,266)

Non-GAAP adjustments:
Operating expenses
Selling, general and administrative
Proxy related costs	328,000
Operating Loss, Non-GAAP	$(86,232)	$(1,822,266)

Revenues	$8,390,277	$6,705,748

Operating Margin	-4.9%	-27.2%
Operating Margin, Non-GAAP	-1.0%	-27.2%

Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

	Three months ended
	9/30/2012	9/30/2011
Net income (loss)	$39,140	$(78,954)
Less interest income	(20,166)	(17,867)
Plus interest expenses	23,006	11,164
Plus income tax expense	6,921	-
Plus depreciation expense	834,006	563,125
Plus amortization expense	185,600	258,600
Less change in fair value of warrant liabilities	(463,133)	(1,736,609)
Plus stock-based compensation	125,333	240,453
Plus intangible asset impairment	-	-
Adjusted EBITDA	$730,707	$(760,088)